As filed with the Securities and Exchange Commission on June 27, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Full Circle Capital Corporation
(Exact name of registrant as specified in its charter)
Maryland	27-2411476
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
800 Westchester Ave., Suite S-620, Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-188280

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Notes due 2020	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The description of the 8.25% Notes due 2020 (the “Notes”) contained in the sections entitled “Specific Terms of the Notes and the Offering” and “Description of Our Notes” in the prospectus dated June 25, 2013, which was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 26, 2013, is incorporated herein by reference. The Notes are expected to be listed on the NASDAQ Capital Market and to trade thereon within 30 days of the original issue date under the trading symbol “FULLL.”

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Indenture, dated as of June 3, 2013, between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit (d)(4) filed with Pre-Effective Amendment No. 1 to the registrant’s Registration Statement on Form N-2 (File No. 333-188280) filed on June 11, 2013).

2	Form of First Supplemental Indenture, relating to the 8.25% Notes due 2020, between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit (d)(6) filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-188280) filed on June 19, 2013).

3	Form of 8.25% Note due 2020 (incorporated herein by reference to Exhibit (d)(6) filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-188280) filed on June 19, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 27, 2013

Full Circle Capital Corporation

By:	/s/ John E. Stuart
	Name:	John E. Stuart
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Number	Exhibit

1	Indenture, dated as of June 3, 2013, between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit (d)(4) filed with Pre-Effective Amendment No. 1 to the registrant’s Registration Statement on Form N-2 (File No. 333-188280) filed on June 11, 2013).

2	Form of First Supplemental Indenture, relating to the 8.25% Notes due 2020, between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit (d)(6) filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-188280) filed on June 19, 2013).

3	Form of 8.25% Note due 2020 (incorporated herein by reference to Exhibit (d)(6) filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-188280) filed on June 19, 2013).